EXHIBIT 10.7

FORM OF LOAN SERVICE AGREEMENT

THIS AGREEMENT made this __ day of ____________, _____, by and between, HOME  FEDERAL SAVINGS & LOAN ASSOCIATION, SHREVEPORT, LOUISIANA, herein  represented by Daniel R. Herndon, President & CEO (hereinafter referred to as INVESTOR) and PRIORITY ONE MORTGAGE CORPORATION, FAYETTEVILLE, ARKANSAS, herein  represented by T. L. Lavy, President, (hereinafter referred to as PRIORITY)

WITNESSETH:

1.
INVESTOR desires to purchase and PRIORITY desires to sell certain loans which are the property of PRIORITY and this agreement is made to set forth the full agreement between the parties as to all loans which may hereafter be purchased by INVESTOR from PRIORITY.

2.	INVESTOR is not obligated to purchase any loans from PRIORITY and PRIORITY is not obligated to sell any loans to INVESTOR, but this agreement shall cover all purchases and sales so made.

3.
All loan papers so purchased shall be assigned to INVESTOR with full recourse upon PRIORITY. The recourse provision is non-assignable and non-transferable to any other investor or government agency without prior written consent from PRIORITY. PRIORITY will retain servicing on all loans.

4.
The first mortgage notes will be purchased by INVESTOR at PAR. The yield to INVESTOR will be the ________________________________ rate.  Beginning _________, _____, the Pass Thru Rate will be adjusted in _________ and _____ of each year, on the schedule date, based on the _______ rate as of ___________ and ______ respectively.  In no event will the net yield to INVESTOR be less than ____% or above ___%. All calculations will be based on a 360 day calendar year (30 days per month). The first schedule date will be ___________, ____.

5.	Payment will be made to INVESTOR on a monthly basis, PRIORITY will have a five (5) day grace period from the due date until the monthly payment is received by INVESTOR.

6.
PRIORITY shall service all loans and in so doing shall make all collections, shall make certain that all improvements covered by said mortgage are and remain covered by fire and extended coverage insurance and that all real estate taxes are paid and shall perform all other services normally performed by a servicing agent.

7.	INVESTOR shall have physical possession of:

(a)	Assignment of Mortgage with recourse in recordable form

(b)	Original Note

(c)	Original Mortgage executed by maker and properly recorded

(d)	Attorney's Opinion or Title Insurance, showing maker has valid and merchantable title and PRIORITY'S mortgage to be a first and valid lien

(e)	Credit Report

(f)	Fire and Extended Coverage Insurance Policy or Certificate of Insurance

(g)	Truth in Lending Disclosure Statement

(h)	Home Loan Application

(i)	Survey

(j)	Appropriate evaluation of real property by an independent and qualified appraiser. The loan balance will not exceed 90% of appraised value.

8.
PRIORITY shall transmit all loan payments received on said loans, less service charges, to INVESTOR and shall furnish a schedule showing the account number and name of each borrower, beginning balance owed on each loan, payments received, and unpaid balance.

9.
If any loan becomes over 90 days past due, PRIORITY will repurchase it without a prepayment penalty being assessed by INVESTOR by paying to INVESTOR the Ending Principal Balance then owing on the loan plus accrued interest at the current Pass Thru Rate, or substitute another loan for it. If a loan is in bankruptcy, then it must be repurchased when it becomes over 180 days past due. INVESTOR is not obligated to accept any substituted loan and may demand that any loan be repurchased for cash. PRIORITY may repurchase any loan at any time at its option on the same terms and conditions as required repurchases.

10.
PRIORITY and INVESTOR hereby agree that it will be advantageous to permit prepayments of the balance owing on any loan and in the event of such a prepayment which may be voluntary on the part of the borrower or would be involuntary as a result of a catastrophe to the property such as fire, windstorm, tornado, or other similar loss; which, in the event of such a prepayment, PRIORITY shall repurchase it by paying to INVESTOR the Ending Principal Balance then owing on the loan plus accrued interest at the current Pass Thru Rate, or at PRIORITY'S option, substitute another loan for it. INVESTOR is not obligated to accept any substituted loan and may demand that any prepayments of the balance of a loan be repurchased for cash.

HOME FEDERAL SAVINGS & LOAN ASSOC. SHREVEPORT, LOUISIANA		PRIORITY ONE MORTGAGE CORP. FAYETTEVILLE, ARKANSAS

By:		By:
	Daniel R. Herndon		T.L. Lavy
	President & CEO		President